                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                            WORKING CAPITAL AGREEMENT


                           dated as of April 30, 2000



                                      among

                        NRG SOUTH CENTRAL GENERATING LLC,

                           THE GUARANTORS PARTY HERETO

                          THE LENDERS PARTY HERETO AND

              THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH,
                             AS ADMINISTRATIVE AGENT




                                   $40,000,000

                                TABLE OF CONTENTS

                                                                                       Page
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
ARTICLE I.  DEFINITIONS ............................................................    1
   SECTION 1.01.  Defined Terms ....................................................    1
   SECTION 1.02.  Terms Generally ..................................................   19
   SECTION 1.03.  Accounting Terms; GAAP ...........................................   19
   SECTION 1.04.  Working Capital Facility Agent ...................................   20

ARTICLE II.  THE CREDITS ...........................................................   20
   SECTION 2.01.  The Commitments ..................................................   20
   SECTION 2.02.  Loans and Borrowings .............................................   20
   SECTION 2.03.  Requests for Borrowings ..........................................   21
   SECTION 2.04.  Funding of Borrowings ............................................   21
   SECTION 2.05.  Interest Elections ...............................................   22
   SECTION 2.06.  Termination and Reduction of the Commitments .....................   23
   SECTION 2.07.  Repayment of Loans; Evidence of Debt .............................   24
   SECTION 2.08.  Prepayment of Loans ..............................................   25
   SECTION 2.09.  Fees .............................................................   26
   SECTION 2.10.  Interest .........................................................   26
   SECTION 2.11.  Alternate Rate of Interest .......................................   27
   SECTION 2.12.  Increased Costs ..................................................   28
   SECTION 2.13.  Break Funding Payments ...........................................   29
   SECTION 2.14.  Taxes ............................................................   29
   SECTION 2.15.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs ......   30
   SECTION 2.16.  Mitigation Obligations; Replacement of Lenders ...................   32

ARTICLE III.  GUARANTEE ............................................................   33
  SECTION 3.01.  The Guarantees ....................................................   33
  SECTION 3.02.  Obligations Unconditional .........................................   33
  SECTION 3.03.  Reinstatement .....................................................   34
  SECTION 3.04.  Subrogation .......................................................   34
  SECTION 3.05.  Remedies ..........................................................   35
  SECTION 3.06.  Instrument for the Payment of Money ...............................   35
  SECTION 3.07.  Continuing Guarantees .............................................   35
  SECTION 3.08.  Rights of Contribution ............................................   35
  SECTION 3.09.  General Limitation on Guarantee Obligations .......................   36
  SECTION 3.10.  Effectiveness .....................................................   36

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES ........................................   37
  SECTION 4.01.  Organization; Powers ..............................................   37
  SECTION 4.02   Authorization; Enforceability .....................................   37
  SECTION 4.03.  No Conflicts; Governmental Approvals ..............................   37
  SECTION 4.04.  Financial Condition ...............................................   38
  SECTION 4.05.  Actions, Suits and Proceedings ....................................   39

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
  SECTION 4.06.  Compliance with Laws and Agreements ...............................   39
  SECTION 4.07.  Taxes .............................................................   39
  SECTION 4.08.  Investment Company Status .........................................   39
  SECTION 4.09.  Utility Regulation ................................................   39
  SECTION 4.10.  Accounting ........................................................   40
  SECTION 4.11.  Insurance .........................................................   40
  SECTION 4.12.  Properties ........................................................   41
  SECTION 4.13.  Labor; ERISA ......................................................   41
  SECTION 4.14.  Environmental Matters .............................................   41
  SECTION 4.15.  No Material Adverse Change ........................................   42
  SECTION 4.16.  Certificates ......................................................   42
  SECTION 4.17.  Use of Credit .....................................................   42
  SECTION 4.18.  Disclosure ........................................................   43

ARTICLE V.  CONDITIONS PRECEDENT ...................................................   43
  SECTION 5.01.  Effective Date ....................................................   43
  SECTION 5.02.  Conditions Precedent for each Loan ................................   46

ARTICLE VI.  COVENANTS OF THE BORROWER .............................................   46
  SECTION 6.01.  Financial Statements and Other Information ........................   46
  SECTION 6.02.  Existence; Conduct of Business ....................................   48
  SECTION 6.03.  Maintenance of Tax Status .........................................   48
  SECTION 6.04.  Compliance with Laws and Contractual Obligations ..................   48
  SECTION 6.05.  Maintenance of Properties; Insurance ..............................   48
  SECTION 6.06.  Payment of Taxes and Claims .......................................   49
  SECTION 6.07.  Books and Records; Inspection Rights ..............................   49
  SECTION 6.08.  Indebtedness ......................................................   49
  SECTION 6.09.  Liens .............................................................   50
  SECTION 6.10.  Certain Obligations Respecting Subsidiaries .......................   50
  SECTION 6.11.  Restrictive Agreements ............................................   50
  SECTION 6.12.  Prohibition on Sale of Assets .....................................   51
  SECTION 6.13.  Modifications of Certain Documents ................................   51
  SECTION 6.14.  Prohibition on Fundamental Changes ................................   51
  SECTION 6.15.  Restricted Payments ...............................................   52
  SECTION 6.16.  Transactions with Affiliates ......................................   53
  SECTION 6.17.  Investments .......................................................   53
  SECTION 6.18.  EWG Status ........................................................   55
  SECTION 6.19.  Use of Proceeds ...................................................   55

ARTICLE VII.  COVENANTS OF THE GUARANTORS ..........................................   55
  SECTION 7.01.  Existence; Conduct of Business ....................................   55
  SECTION 7.02.  Compliance with Laws and Contractual Obligations ..................   55
  SECTION 7.03.  Maintenance of Properties; Insurance ..............................   55
  SECTION 7.04.  Indebtedness ......................................................   56
  SECTION 7.05.  Liens .............................................................   56

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
  SECTION 7.06.  Prohibition on Fundamental Changes ................................   56
  SECTION 7.07.  Restricted Payments ...............................................   57
  SECTION 7.08.  Transactions with Affiliates ......................................   57
  SECTION 7.09.  Investments .......................................................   57
  SECTION 7.10.  Operation of Facilities ...........................................   59
  SECTION 7.11.  Prohibition on Sale of Assets .....................................   59
  SECTION 7.12.  Modification of Certain Documents .................................   59

ARTICLE VIII.  EVENTS OF DEFAULT ...................................................   59
  SECTION 8.01. Events of Default ..................................................   59
  SECTION 8.02  Acceleration; Remedies .............................................   62

ARTICLE IX.  The Administrative Agent ..............................................   62
  SECTION 9.01  Appointment ........................................................   62
  SECTION 9.02  Administrative Agent's Rights as a Lender ..........................   63
  SECTION 9.03  Duties; Limitation of Liability ....................................   63
  SECTION 9.04  Reliance by Administrative Agent ...................................   63
  SECTION 9.05  Sub-Agents .........................................................   64
  SECTION 9.06  Resignation ........................................................   64
  SECTION 9.07  Independent Credit Decisions .......................................   64
  SECTION 9.08  Consent by Administrative Agent ....................................   65

ARTICLE X.  MISCELLANEOUS ..........................................................   65
  SECTION 10.01.  Notices ..........................................................   65
  SECTION 10.02.  Waivers; Amendments ..............................................   65
  SECTION 10.03.  Expenses; Indemnity; Damage Waiver ...............................   66
  SECTION 10.04.  Successors and Assigns ...........................................   68
  SECTION 10.05.  Survival .........................................................   70
  SECTION 10.06.  Counterparts; Integration; Effectiveness .........................   70
  SECTION 10.07.  Severability .....................................................   71
  SECTION 10.08.  Right of Setoff ..................................................   71
  SECTION 10.09.  Governing Law; Jurisdiction; Etc .................................   71
  SECTION 10.10.  WAIVER OF JURY TRIAL .............................................   72
  SECTION 10.11.  Headings .........................................................   72
  SECTION 10.12.  Treatment of Certain Information; Confidentiality ................   72

SCHEDULE I    -   Commitments
SCHEDULE II   -   Encumbrances
SCHEDULE III  -   Restrictive Agreements
SCHEDULE IV   -   Assets Specifically Held for Resale
SCHEDULE V    -   Fees and Rates

EXHIBIT A     -   Form of Assignment and Acceptance
EXHIBIT B     -   Form of Subordination Provisions

                  WORKING CAPITAL AGREEMENT dated as of April 30, 2000 among NRG SOUTH CENTRAL GENERATING LLC, the GUARANTORS party hereto, the LENDERS party hereto, and THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, as Administrative Agent.

                  The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) make loans to it, under the guarantee of the Guarantors (as so defined), in an aggregate principal amount not exceeding $40,000,000, to finance ordinary course working capital needs (other than debt service) of the Borrower and the Guarantors. The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:


                             ARTICLE I. DEFINITIONS.

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:


                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Additional Guarantor" means any Subsidiary of the Borrower, other than the Initial Guarantor, that the Borrower designates as a Guarantor subsequent to the Effective Date.

                  "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

                  "Administrative Agent" means The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, in its capacity as Administrative Agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied to the Lenders by the Administrative Agent.

         "Affected Property" means, with respect to any Event of Loss, the property of the Borrower or any of the Guarantors that is lost, destroyed, damaged, condemned or otherwise taken as a result of such Event of Loss.

                  "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such first Person.

                  "Agreement" means this Working Capital Agreement dated as of April 30, 2000 among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

                  "Alternate Base Rate" means a fluctuating interest rate per annum equal at all times to the highest of:

                  (a) the rate of interest announced publicly by the Administrative Agent in New York, New York, from time to time, as the Administrative Agent's base rate; or

                  (b) 0.5% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the next previous Friday by the Administrative Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publications shall be suspended or terminated, on the basis of quotations for such rates received by the Administrative Agent from three New York certificate of deposit dealers of recognized standing selected by the Administrative Agent, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

                  (c) for any day, 0.5% per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments or Loans hereunder represented by the aggregate amount of such Lender's Commitments or Loans hereunder.

                  "Applicable Rate" means, for any day, the rate per annum equal to the rate set forth on Schedule V hereto corresponding to the then senior secured ratings of the Borrower with respect to ABR Loans or Eurodollar Loans, as the case may be.

                  "Approved Restoration Plan" shall mean a plan which provides for the repair, replacement or rebuilding of all or any material portion of the Facilities and which is accompanied by a certificate of an authorized officer of the Borrower or a Guarantor certifying that, after taking into consideration the availability of Loss Proceeds and such other proceeds available for the repair, replacement or restoration of such Facilities, there will be adequate cash flow, including but not limited to any Loss Proceeds, during the period of repair, replacement or restoration to pay all ongoing expenses, including debt service, if any, and no Material Adverse Effect would reasonably be expected to result from such repair, replacement or restoration.

                  "Assets Specifically Held for Resale" means the assets listed on Schedule IV.

                  "Assignment and Acceptance" means an assignment and acceptance substantially in the form of Exhibit A which satisfies the requirements of
Section 10.04(b).

                  "Authorized Representative" of any of the Borrower, the Guarantors or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity.

                  "Availability Period" means the period from and including the Effective Date to and including the date one Business Day prior to the Maturity Date.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Board of Directors", when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower to have been adopted by the Board of Directors of the Borrower and to be in full force and effect on the date of such certification.

                  "Bond Documents" means the Indenture, the Offering Circular, the Bonds and the Purchase Agreement.


                  "Bonds" means, collectively, (a) the $500,000,000 8.962% Series A Senior Secured Bonds due 2016 of the Borrower, and (b) the $300,000,000 9.479% Series B Senior Secured Bonds due 2024 of the Borrower.

                  "Borrower" means NRG South Central Generating LLC, a Delaware limited liability company.

                  "Borrower Pledge Agreement" means the Pledge and Security Agreement dated as of March 30, 2000, between the Borrower and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Borrower Security Agreement" means the Assignment and Security Agreement dated as of March 30, 2000, between the Borrower and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Borrowing" means (a) all ABR Loans made, converted or continued on the same date or (b) all Eurodollar Loans that have the same Interest Period. For purposes hereof, the date of a Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "BTM" means The Bank of Tokyo-Mitsubishi, Ltd., New York
Branch.


                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or the city of Minneapolis, Minnesota are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Cajun Electric" means Cajun Electric Power Cooperative, Inc., a non-profit Louisiana electric membership cooperative corporation.

                  "Cajun Facilities" means the interest representing approximately 1,700 MW of non-nuclear electric generating facilities in New Roads, Louisiana, that the Initial Guarantor acquired from Cajun Electric pursuant to a Fifth Amended and Restated Asset Purchase and Reorganization Agreement, dated as of September 21, 1999, among the Initial Guarantor, Ralph K. Mabey, as Chapter 11 Trustee of Cajun Electric and, as to certain sections of the agreement only, NRG Energy, Inc.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Change of Control" means the acquisition, directly or indirectly, beneficially or of record or otherwise, by any Person or group (within the meaning of the Securities and Exchange Act of 1934, and the rules of the Securities and Exchange Commission as in effect on the date hereof) other than NRG Energy or its Controlled Subsidiaries of Control of the Borrower or any Guarantor; provided that there shall be no Change of Control if the Required Lenders approve the occurrence of such event.

                  "Chase" means The Chase Manhattan Bank.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral Agency and Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement dated as of March 30, 2000, among the Borrower, the Guarantors, the Trustee, the Collateral Agent and Chase, as Depositary Bank.

                  "Collateral Agent" means Chase, in its capacity as collateral agent under the Collateral Agency and Intercreditor Agreement and the other Financing Documents to which it is a party.

                  "Collateral Documents" means the Borrower Security Agreement, the Borrower Pledge Agreement, each Guarantor Security Agreement, each Member Pledge Agreement, the Collateral Agency and Intercreditor Agreement, each Consent and Agreement, each Intercompany Note, the Indenture (with respect to the Depositary Accounts other than the debt service reserve account thereunder), the Mortgage and any other document providing for any lien, pledge, encumbrance, mortgage or security interest in favor of the Collateral Agent.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make one or more Revolving Loans hereunder during the Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Revolving Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.06(b) or 2.08(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Consent and Agreement" means each of (i) the Consent and Agreement dated as of March 30, 2000, among NRG Energy, the Borrower and the Collateral Agent; (ii) the Consent and Agreement dated as of March 30, 2000, among NRG Energy, the Initial Guarantor and the Collateral Agent; (iii) the Consent and Agreement dated as of March 30, 2000, among NRG Power Marketing, the Initial Guarantor and the Collateral Agent, and (iv) the Consent and Agreement dated as of March 30, 2000, among NRG Operating, the Initial Guarantor and the Collateral Agent.

                  "Corporate Services Agreement" means each of (i) the Corporate Services Agreement dated as of March 24, 2000, between NRG Energy and the Borrower, and (ii) the Corporate Services Agreement dated as of March 24, 2000, between NRG Energy and the Initial Guarantor.

                  "Debt Service Coverage Ratio" for any period means, on a consolidated basis of the Borrower and the Guarantors (excluding the Unrestricted Subsidiaries and without duplication), the ratio of, (x) all Revenues less Operating and Maintenance Expenses (other than nonrecurring expenses in connection with the issuance of Permitted Indebtedness), less all capital expenditures (unless funded with Permitted Indebtedness), to (y) the aggregate of principal, interest and fees payable on outstanding Permitted Indebtedness (other than Subordinated Indebtedness, fees payable in connection with the issuance of Permitted Indebtedness and principal payments under this Agreement, provided that such amounts remain available to be drawn under the Agreement or are refinanced under a replacement working capital facility) plus payments required to be made under any Interest Rate Agreements, less payments to be received under any Interest Rate Agreement for such period.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Designation Letter" has the meaning given to such term in the Collateral Agency and Intercreditor Agreement.

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on or after April 30, 2000, on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                  "Environmental Approvals" means Governmental Approvals required under applicable Environmental Laws.

                  "Environmental Laws" means any and all Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (i) noise, emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, environmentally regulated materials, materials containing environmentally regulated materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land surface or subsurface strata; (ii) the use, treatment, storage, disposal, handling, manufacture, processing, distribution, transportation, or shipment of environmentally regulated materials, materials containing environmentally regulated materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing environmentally regulated materials); (iii) pollution or the protection of human health, the environment or natural resources or (iv) zoning and land use.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including the regulations and published interpretations thereunder.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VIII.

                  "Event of Eminent Domain" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the collateral intended to be covered by the Collateral Documents by any Governmental Authority.

                  "Event of Loss" means an event which causes all or a material portion of any Facility to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever including, but not limited to, an Event of Eminent Domain.

                  "Facilities" means non-nuclear electric generating, district assets or plants and related facilities and equipment acquired, owned, constructed, developed, operated or maintained by the Borrower, the Initial Guarantor and any Additional Guarantors and, in each case, the business and activities related thereto.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financing Documents" means, collectively, this Agreement, the Indenture, the Collateral Agency and Intercreditor Agreement, the Bonds, the Collateral Documents and all other documents related to any of the foregoing or otherwise related to the issuance of the Bonds.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

                  "Good Faith Contest" means the contest of an item if such item is diligently contested in good faith by appropriate proceedings timely instituted and (a) adequate reserves are established if required by and in accordance with GAAP with respect to the contested item and held in cash or Investments and (b) during the period of such contest the enforcement of any contested item is effectively stayed.

                  "Governmental Approvals" means any authorization, consent, approval, order, license, franchise, ruling, permit, certification, waiver, exemption, filing or registration by or with any Governmental Authority (including, without limitation, Environmental Approvals, zoning variances, special exceptions and non-conforming uses) relating to the construction, ownership, operation or maintenance of the Facilities or to the execution, delivery or performance of any Transaction Document.

                  "Governmental Authority" means any nation, state, sovereign or government, any federal, regional, state, municipal, local or political subdivision thereof or any department, commission, board, bureau, agency, instrumentality, judicial or administrative body or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of Borrower arrangements, by agreement to keep-well, to purchase assets, goods, bonds or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (iii) to reimburse any Person for the payment by such Person under any letter of credit, surety, bond or other guaranty issued for the benefit of such other Person, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" or "Guaranteed" used as a verb has a correlative meaning.

                  "Guaranteed Obligations" has the meaning set forth in Section 3.01.

                  "Guarantor" means the Initial Guarantor and any Additional Guarantor.

                  "Guarantor Security Agreement" means each of (i) the Assignment and Security Agreement dated as of March 30, 2000, between the Initial Guarantor and the Collateral Agent, and (ii) an Assignment and Security Agreement between each Additional Guarantor and the Collateral Agent in substantially the same form as the Assignment and Security Agreement between the Initial Guarantor and the Collateral Agent, as each shall be modified and supplemented and in effect from time to time.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any Interest Rate Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into in the ordinary course of business and not for speculative purposes.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person upon which interest charges are customarily paid, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade and other accounts payable incurred in the ordinary course of business so long as such trade accounts payable are payable and paid within 90 days of the date the respective goods are delivered or the respective services rendered), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Indebtedness of any other Person guaranteed by such person or for which such Person shall otherwise (including payments pursuant to any keep-well, make-well or similar arrangement) become directly or indirectly liable, (h) all capital lease obligations of such Person to the extent required to be capitalized on the books of such Person in accordance with GAAP, (i) all obligations, contingent or otherwise, of such Person as an account party or issuer in respect of letters of credit or the like and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.

                  "Indenture" means the Trust Indenture dated as of March 30, 2000 by and among the Borrower, the Initial Guarantor and the Trustee.

                  "Independent Engineer" means Stone & Webster Management Consultants, Inc.

                  "Independent Insurance Consultant" means Marsh USA, Inc.

                  "Independent Market Consultant" means Pace Global Energy Services, Inc.

                  "Initial Guarantor" means Louisiana Generating LLC, a Delaware limited liability company.

                  "Intercompany Loan" means Indebtedness to the Borrower or any Guarantor by the Borrower or any Guarantor.

                  "Intercompany Notes" means the notes evidencing indebtedness owed by the Guarantors to the Borrower, including the note of the Initial Guarantor dated March 30, 2000.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of the Interest Period therefor.

                  "Interest Period" means, for any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to which the Borrower or any Guarantor is a party, entered into in the ordinary course of business in connection with Permitted Indebtedness and not for speculative purposes.

                  "Investment" means, for any Person: (i) the acquisition (whether for cash, property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), (ii) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business), (iii) the entering into of any Guarantee of, or any other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person or (iv) the entering into of any Hedging Agreement.

                  "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Dow Jones Markets (Telerate) Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the

Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Loss Proceeds" means all insurance proceeds or other amounts received on account of any Event of Loss.

                  "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or financial condition of the Borrower and the Guarantors taken as a whole, (b) the validity or priority of the Liens on the Collateral; (c) the ability of any Obligor to perform its material obligations under any Transaction Document to which it is a party, or
(d) the ability of the Administrative Agent to enforce any of the payment obligations of any Obligor under this Agreement.

                  "Maturity Date" means March 29, 2001.

                  "Member" means each of NRG Central and NRG Generation, which are at the date of this Agreement the sole holders of an equity interest in the Borrower, and any future members or equity holders of the Borrower.

                  "Member Pledge Agreements" means each of (i) the Pledge and Security Agreement dated as of March 30, 2000, between NRG Central and the Collateral Agent and (ii) the Pledge and Security Agreement dated as of March 30, 2000, between NRG Generation and the Collateral Agent, as each shall be modified and supplemented and in effect from time to time.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means the Mortgage, dated as of March 30, 2000, between the Initial Guarantor and the Collateral Agent.

                  "Net Tangible Assets" means, as of the date of any determination thereof, the total amount of all assets of the Borrower and the Guarantors (determined on a consolidated basis in accordance with GAAP), less the sum of (i) the consolidated current liabilities of the Borrower and the Guarantors (determined on a consolidated basis in accordance with GAAP) and (ii) assets properly classified as "intangible assets" in accordance with GAAP.

                  "Non-Recourse Obligations" means Indebtedness or other obligations or liabilities (i) as to which neither the Borrower nor any of the Guarantors (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (b) is directly or indirectly liable (as a guarantor or otherwise) other than pursuant to a pledge by the issuer of an equity interest in the obligor of the Indebtedness or (c) constitutes the lender and (ii) no default with respect to which (including any rights any Person may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Borrower or any Guarantor to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "NRG Central" means NRG Central U.S. LLC, a Delaware limited liability company.

                  "NRG Energy" means NRG Energy, Inc., a Delaware corporation.

                  "NRG Generation" means South Central Generation Holding LLC, a Delaware limited liability company.

                  "NRG Operating" means NRG Operating Services, Inc., a Delaware corporation.

                  "NRG Power Marketing" means NRG Power Marketing Inc., a Delaware corporation.

                  "NRG Power Marketing Security Agreement" means the security agreement dated as of March 30, 2000, between NRG Power Marketing and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Obligor" means the Borrower and each Guarantor.

                  "Offering Circular" means the Preliminary Offering Circular dated as of March 14, 2000 together with the Offering Circular dated as of March 27, 2000, each prepared by the Borrower setting forth the information concerning the Borrower and the Bonds.

                  "Officer's Certificate" means, in the case of the Borrower, a certificate of an Authorized Representative of the Borrower and signed by a managing director, president, a vice president, the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Borrower.

                  "Operating and Maintenance Expenses" means (a) all amounts disbursed by or on behalf of an Obligor for operation, maintenance, repair or improvement of the Facilities including, but not limited to, premiums on insurance policies, property and other Taxes, and payments under the relevant operating and maintenance agreements, leases, royalty and other land use agreements, and any other payments required under the Transaction Documents or for the administration or performance of the Transaction Documents and (b) all fees and other amounts due and owing to the Lenders and the Administrative Agent.

                  "Operation and Management Services Agreement" means the Operation and Management Services Agreement dated as of March 24, 2000, between the Initial Guarantor and NRG Operating, and any successor or replacement agreement.

                  "Permitted Indebtedness" means (a) Indebtedness incurred pursuant to the Indenture and the Bonds; (b) Indebtedness incurred pursuant to additional bonds issued in accordance with the Indenture; (c) Indebtedness provided that (i) an authorized officer of the Borrower certifies to the Administrative Agent in writing that no Default or Event of Default has occurred and is continuing or will occur after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof; (ii) an authorized officer of the Borrower certifies to the Administrative Agent in writing that after giving effect to the incurrence of such Indebtedness, the minimum annual Projected Debt Service Coverage Ratio for each fiscal year (starting in the fiscal year in which the Indebtedness is incurred) through the final maturity date for the Bonds with the longest maturity, will not be less than 1.5 to 1; and (iii) the Administrative Agent receives written confirmation from each rating agency then rating the Bonds that the incurrence of such Indebtedness will not result in a lowering or withdrawal by a rating agency of the then current ratings of the Bonds; (d) Indebtedness related to Permitted Liens; (e) Indebtedness represented by interest rate protection agreements with respect to other Permitted Indebtedness; (f) Indebtedness under this Agreement plus, upon the acquisition of an Additional Guarantor or any additional Facility by a Guarantor or the Borrower, 5% of the Indebtedness incurred by the Borrower in connection with such acquisition; provided that the outstanding principal amount of such Indebtedness shall be reduced to zero for five (5) days each year; (g) Indebtedness of the Borrower owed to the Initial Guarantor or any Additional Guarantor; (h) Indebtedness of any Guarantor represented by Hedging Agreements;
(i) Indebtedness of any Guarantor in respect of letters of credit, surety bonds or performance bonds issued in the ordinary course of business; (j) trade indebtedness or other similar Indebtedness incurred by any Guarantor in the ordinary course of business (but not in any case for borrowed money); (k) other Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any one time; (l) Indebtedness related to any Guarantor's obligations to establish certain funds under its power purchase agreements with any electricity membership cooperative; and (m) Subordinated Indebtedness.

                  "Permitted Investments" means investments in securities or other instruments that are: (i) direct obligations of the United States, or any agency thereof; (ii) obligations fully guaranteed by the United States or any agency thereof; (iii) certificates of deposit issued by commercial banks under the laws of the United States or any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Economic Union having a combined capital and surplus of at least $250,000,000 and having long-term unsecured debt securities rated "A" or better by S&P and "A2" or better by Moody's (but at the time of investment not more than $25,000,000 may be invested in such certificates of deposit from any one bank); (iv) repurchase obligations for underlying securities of the types described in clauses (i) and (ii) above, entered into with any commercial bank meeting the qualifications specified in clause (iii) above or any other financial institution having long-term unsecured debt securities rated "A" or better by S&P and "A2" or better by Moody's in connection with which such underlying securities are held in trust or by a third-party custodian; (v) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company); (vi) investments in money market funds having a rating assigned by each of the Rating Agencies equal to the highest rating assigned thereby to money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing (or an Affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of "A" or better by S&P and "A2" or better by Moody's (including money market funds or money market mutual funds for which Chase in its individual capacity or any of its affiliates is investment manager or adviser) or (vii) a deposit of any bank (including the Administrative Agent or the Trustee), trust company or financial institution authorized to engage in the banking business having a combined capital and surplus of at least $500,000,000, whose long-term, unsecured debt is rated "A" or higher by S&P and "A2" or higher by Moody's.

                  "Permitted Liens" means:

                  (a)  Liens in favor of the Borrower or any Guarantor;

                  (b) Liens imposed by law for taxes, assessments or governmental charges that are not yet delinquent and remain payable without penalty or that are being contested in good faith by appropriate proceedings;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings;

                  (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or other statutory obligations of the Borrower or any Guarantor;

                  (e) cash deposits or rights of set-off to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, government contracts and other obligations of a like nature (other than for payment obligations of borrowed money), in each case in the ordinary course of business;

                  (f) judgment liens in respect of judgments that do not give rise to an Event of Default under Section 8.01(j);

                  (g) encumbrances identified on Schedule II hereto, and other easements, zoning restrictions, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Guarantor;

                  (h) Liens securing Hedging Agreements which Hedging Agreements relate to Indebtedness that is secured by Liens otherwise permitted under this Agreement;

                  (i) Liens that are incidental to the business of the Borrower or the Guarantors, are not for borrowing money and are not material, taken as a whole, to the business of the Borrower and the Guarantors;

                  (j) Liens created or granted pursuant to the Collateral Documents;

                  (k)  Liens arising by action of law; and

                  (l) Liens with respect to other Permitted Indebtedness (other than Subordinated Indebtedness), provided that the Indebtedness pursuant to this Agreement is secured on an equal and ratable basis with the obligation so secured until such obligation is no longer secured and provided further that the creditor with respect to such obligation has been designated a Secured Party pursuant to a Designation Letter.

                  "Person" means any individual, sole proprietorship, corporation, company, partnership, joint venture, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

                  "Power Sales Agreement" means each transition agreement and each other contract or agreement, other than the Power Marketing Agreement, now existing or entered into in the future by the Borrower or any of the Guarantors for the sale of electrical generating capacity, electrical energy, ancillary services or any combination thereof.

                  "Power Marketing Agreement" means the Power Sales and Agency Agreement dated as of March 24, 2000, between NRG Power Marketing and the Initial Guarantor.

                  "Projected Debt Service Coverage Ratio" means, at any time of determination thereof, a projection of the Debt Service Coverage Ratio over the period specified, prepared by the Borrower in good faith based upon assumptions consistent in all material respects with the Transaction Documents, historical operating results, if any, and the Borrower's good faith projections of future Revenues and Operating and Maintenance Expenses of the Borrower and the Guarantors in light of the then existing or reasonably expected regulatory and market environments in the markets in which the Facilities are or will be operated and upon the assumption that no early redemption or prepayment of the Bonds of any series will be made prior to the stated maturity of such series of Bonds. Whenever this Agreement provides for the determination of a Projected Debt Service Coverage Ratio, the Projected Debt Service Coverage Ratio shall be set forth in an Officer's Certificate of the Borrower filed with the Administrative

Agent stating that, based upon reasonable investigation and review, the Projected Debt Service Coverage Ratio is based on the criteria set forth in the preceding sentence.

                  "PUHCA" means the Public Utility Holding Company Act of 1935, as amended and in effect from time to time.

                  "Purchase Agreement" means the agreement to purchase Bonds by and among the Borrower, Chase Securities, Inc. and Lehman Brothers, Inc.

                  "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

                  "Rating Agencies" means S&P and Moody's, or another nationally recognized credit rating agency of similar standing if either of the foregoing corporations is not in the business of rating the subject of such rating.

                  "Ratings Downgrade" means a lowering or withdrawal by a Rating Agency of the then current ratings of the Bonds.

                  "Register" has the meaning set forth in Section 10.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, subject to Section 10.02(b), Lenders having outstanding Loans and unused Commitments representing more than 50% of the sum of the total outstanding Loans and unused Commitments at such time.

                  "Restricted Payments" means (i) membership distributions by or distributions in respect of any equity interest in the Borrower or any Guarantor (in cash, securities, property or obligations) on, or (ii) any payments or distributions on account of, payments of interest on or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, (a) Subordinated Indebtedness or (b) any portion of any membership interest or equity interest in the Borrower or such Guarantor or of any warrants, options or other rights to acquire any such membership interest or equity interest (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of the Borrower or any Guarantor), provided that (x) distributions or other payments by an Obligor to another Obligor, and (y) distributions of proceeds from the sale of Assets Specifically Held for Resale, will not constitute Restricted Payments.

                  "Revenues" means, with respect to the Borrower or any Guarantor, for any period, the sum of: (i) all revenues of the Borrower or any Guarantor in respect of its operations under any contract or agreement or otherwise including amounts received pursuant to Hedging Agreements (other than Interest Rate Agreements).

                  "Revolver Amount" means $40,000,000.

                  "Revolving Loan" means a Loan made pursuant to clause (e) of
Section 2.01 and subject to the conditions precedent in Section 5.02.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc or any successor thereto.

                  "Senior Debt" means the Borrower's Indebtedness under this Agreement or any other Indebtedness (including the Bonds) of the Borrower that ranks pari passu with the Borrower's Indebtedness under this Agreement.

                  "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Indebtedness" means any Indebtedness of the Borrower that is (a) payable solely and exclusively from the funds that would otherwise have been available to make Restricted Payments from the Borrower or any Guarantor, (b) fully subordinated in all rights and remedies to Senior Debt on terms substantially similar to the subordination provisions set forth in Exhibit B and (c) unsecured.

                  "Subsidiary" means, with respect to any Person, (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has a 50% or greater equity interest at the time.

                  "Taxes" means, with respect any Person, any tax (whether income, gross receipts, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding directly or indirectly imposed, assessed, levied or collected by or for the account of any Governmental Authority.

                  "Title Event" means the existence of any defect of title or Lien or encumbrance on the Facilities which entitles the Collateral Agent, the Borrower or any Guarantor to make a claim under the title insurance policy in effect with respect to any Facilities.

                  "Transaction Documents" means the Financing Documents, the Power Sales Agreements, the Power Marketing Agreement, the Corporate Services Agreements and the Operation and Management Services Agreement.

                  "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Transaction Documents to which such Obligor is or is intended to be a party or by which it or its properties are bound.

                  "Trustee" means Chase, acting solely in its capacity as trustee for the holder of the Bonds and its successors and assigns, and any corporation resulting from or surviving any consolidation or merger to which it or its successors and assigns may be a party, or any successor to all or substantially all of its corporate trust business, provided that any such successor or assign or surviving corporation shall be eligible for appointment as trustee pursuant to the Indenture, until a successor Trustee must have become such pursuant to the applicable provisions of the Indenture, and thereafter means such successor Trustee.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Borrower that is designated by the Borrower's Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness or other liabilities or obligations other than Non-Recourse Obligations; (b) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Guarantor than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; and (c) is a Person with respect to which neither the Borrower nor any of the Guarantors has any direct or indirect obligation (x) to subscribe for additional equity interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. Any such designation by the Borrower's Board of Directors shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement, and for all other purposes such Subsidiary will be deemed to be a Guarantor and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Guarantor as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.08 hereof, the Borrower shall be in default of such Section). The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Guarantor; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Guarantor of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 6.08 hereof, and (ii) no Default or Event of Default would occur or be in existence following such designation.

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.04. Working Capital Facility Agent. The parties hereby acknowledge and agree that the revolving credit facility created pursuant to this Agreement shall be the sole "Working Capital Facility," as such term is defined in the Indenture, and that the Administrative Agent shall be the sole "Working Capital Facility Agent" as therein defined.


                            ARTICLE II. THE CREDITS.

                  SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount not exceeding the lesser of (i) its

Commitment and (ii) its ratable share (in accordance with its respective Commitment) of the Revolver Amount as at the date such Loan is made. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow the Loans.

                  SECTION 2.02. Loans and Borrowings.

                  (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Type of Loans. Subject to Section 2.11, each Borrowing shall be constituted entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of the Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $500,000. At the time that each ABR Borrowing is made, such Borrowing shall (except in the case of a Borrowing that utilizes the full amount of the relevant Commitment) be in an aggregate amount equal to $500,000 or a larger multiple of $100,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Borrowings outstanding.

                  (d) Limitations on Lengths of Interest Periods.
Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing, any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

                  SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall deliver to the Administrative Agent a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i)  the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Funding of Borrowings.

                  (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower permitted under the Indenture and designated by the Borrower in the applicable Borrowing Request.

                  (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate that applies to the applicable Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. Interest Elections.

                  (a) Elections by the Borrower for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

                  (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Notice by the Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

                  SECTION 2.06. Termination and Reduction of the Commitments.

                  (a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate at 5:00 p.m., New York City time, on the last day of the Availability Period.

                  (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (except in the case of any such termination of the full amount of the Commitments) each reduction of the Commitments pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000.

                  (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.

                  (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.07. Repayment of Loans; Evidence of Debt.

                  (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans to the Administrative Agent for the account of the Lenders the outstanding principal amount of the Loans on the Maturity Date.

                  (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, two Business Days before, in the case of a Loan that is a Eurodollar Loan, two Business Days before and in the case of a Loan that is an ABR Loan, the same day as, the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (c) Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (d) Maintenance of Loan Accounts by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (e) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (f) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.08. Prepayment of Loans.

                  (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the Borrower's right to reborrow such amounts as provided in this Agreement.

                  (b) Mandatory Prepayments. The Borrower shall prepay the Loans, and the Commitments shall be automatically reduced, as follows:

                  (i) If (x) an Event of Loss occurs with respect to any Facilities and (y) the Borrower or any Guarantor (or the Collateral Agent on their behalf) receives Loss Proceeds in connection with such Event of Loss in excess of $10,000,000 and (z) the Facilities are not or cannot be repaired, rebuilt or replaced in accordance with an Approved Restoration Plan, then (A) the Loss Proceeds in excess of $10,000,000 shall be used to prepay the Loans in an amount equal to the amount allocated to each Lender as its pro rata share of Loss Proceeds pursuant to Section 5.6(c) of the Collateral Agency and Intercreditor Agreement and (B) each Lender's Commitment shall be reduced by the amount so received.

                  (ii) If (x) an Event of Loss occurs with respect to any Facilities and (y) the Facilities are repaired, rebuilt or replaced in accordance with an Approved Restoration Plan and (z) the Borrower or a Guarantor (or the Collateral Agent on their behalf) receives Loss Proceeds in excess of $5,000,000 in excess of the cost of such repair, rebuilding or replacement in connection with such Event of Loss, then
         (A) the Loss Proceeds in excess of $5,000,000 shall be used to prepay the Loans in an amount equal to the amount allocated to each Lender as its pro rata share of Loss Proceeds pursuant to Section 5.6(d) of the Collateral Agency and Intercreditor Agreement and (B) each Lender's Commitment shall be reduced by the amount so received.

                  (iii) If a Title Event occurs with respect to any Facilities and the Borrower or a Guarantor (or the Collateral Agent on their behalf) receives proceeds in connection with such Title Event in excess of $10,000,000, then (A) the proceeds in excess of $10,000,000 shall be used to prepay the Loans in an amount equal to the amount allocated to each Lender as its pro rata share of Loss Proceeds pursuant to Section 5.6(a) of the Collateral Agency and Intercreditor Agreement and (B) each Lender's Commitment shall be reduced by the amount so received.

                  (c) Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, two Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount to be prepaid, in the case of a reduction of the Commitments and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in
Section 2.07(b).

                  SECTION 2.09. Fees.

                  (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to the amount set forth on Schedule V hereto corresponding to the then senior secured ratings of the Borrower on the average daily unused amount of the Commitment of such Lender for the period from and including April 30, 2000 to but not including the earlier of the date such Commitment terminates and the last day of the Availability Period. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the relevant Commitment terminates and the last day of the Availability Period, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) Agents' Fees. The Borrower agrees to pay the Administrative Agent the fees payable to the Administrative Agent in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (c) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.10. Interest.

                  (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

                  (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.

                  (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 5% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 5% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that
(i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

                  (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on clause
(a) of the definition "Alternate Base Rate" shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of the Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.12. Increased Costs.

                  (a)  Increased Costs Generally.  If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

                  (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof; provided, however, that, the Borrower shall have no obligation with respect to demands made after the Maturity Date.

                  SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.14. Taxes.

                  (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Financing Document shall be made free and clear of and without deduction for any Taxes; provided that if the Borrower shall be required to deduct any Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.12, 2.13 or

2.14, or otherwise) or under any other Financing Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, at the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1251 Avenue of the Americas, New York, New York 10020, except as otherwise expressly provided in the relevant Financing Document, and except that payments pursuant to Sections 2.12, 2.13, 2.14 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension; provided, that nothing herein shall extend any payment beyond the Maturity Date. All payments hereunder or under any other Financing Document (except to the extent otherwise provided therein) shall be made in Dollars.

                  (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts then due hereunder, such funds shall be applied (i) first, to reimburse or pay all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, (ii) second, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(iii) third, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the relevant Lenders, each payment of fees under Section 2.09 in respect of Commitments shall be made for the account of the relevant Lenders, and each termination or reduction of the amount of the Commitments under Section 2.06 shall be applied to the respective Commitments of the relevant Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

                  (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.04(b) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.16. Mitigation Obligations; Replacement of Lenders.

                  (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (other than, in the case of the replacement of any Lender that defaults in its obligation to fund Loans hereunder, amounts payable to such Lender pursuant to Section 2.13 to the extent such amounts are payable solely as a result of such replacement), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                             ARTICLE III. GUARANTEE.

                  SECTION 3.01. The Guarantees. The Guarantors (which in no event shall include any Unrestricted Subsidiary) hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Financing Documents strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 3.02. Obligations Unconditional. The obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 3.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any Lender of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 3.04. Subrogation. The Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantees in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  SECTION 3.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII), for purposes of
Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower, and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

                  SECTION 3.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantees in this Article constitute an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion - action under New York CPLR Section 3213.

                  SECTION 3.07. Continuing Guarantees. The guarantees in this Article are continuing guarantees and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 3.08. Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Guarantor, the amount calculated by multiplying (A) all amounts due and payable in respect of the Guaranteed Obligations by (B) the ratio of (x) the amount by which the aggregate present fair saleable value of all assets of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all assets of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder and under the other Transaction Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

                  SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  SECTION 3.10. Effectiveness. The respective obligations of each Additional Guarantor under this Article III shall not be effective unless and until an Authorized Representative of the Borrower shall have delivered a certificate (each, a "Guarantee Effectiveness Certificate") to the Administrative Agent to the effect that (i) all Governmental Approvals under
Section 204 of the Federal Power Act as may be necessary for such Guarantor to incur and perform its obligations under this Article III have been obtained and remain in effect and that all applicable waiting periods have expired without any action being taken by any competent authority which restricts, prevents or imposes materially adverse conditions upon the incurrence or performance of such obligations and (ii) after giving effect to the addition of such Additional Guarantor, the Rating Agencies shall have confirmed their respective ratings of the Bonds in effect immediately prior to the addition of such Additional Guarantor. The Borrower shall cause a Guarantee Effectiveness Certificate in respect of each Additional Guarantor to be delivered to the Administrative Agent within four Business Days after receipt by such Guarantor of such Governmental Approvals, the expiration of such applicable waiting periods and receipt of such confirmation.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES.

                  The Borrower represents and warrants as of the Effective Date to the Lenders that:

                  SECTION 4.01. Organization; Powers. The Borrower and each of the Guarantors have been duly organized and are validly existing as limited liability companies and NRG Power Marketing has been duly organized and is validly existing as a corporation and each of the Borrower, the Guarantors and NRG Power Marketing is in good standing under the laws of its respective jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority could not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.02 Authorization; Enforceability.

                  (a) Each of the Borrower, NRG Power Marketing and each Guarantor has full right, power and authority to execute and deliver the Financing Documents to which it is a party and to perform its obligations hereunder and thereunder; and all limited liability company or other action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which the Borrower, NRG Power Marketing and each Guarantor is a party and the consummation of the transactions contemplated thereby have been duly and validly taken.

                  (b) This Agreement has been duly authorized, executed and delivered by the Borrower and each Guarantor and constitutes a valid and legally binding agreement of the Borrower and each Guarantor.

                  SECTION 4.03. No Conflicts; Governmental Approvals.

                  (a) The execution, delivery and performance by the Borrower and each Guarantor of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Bonds and compliance by the Borrower with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or (except for the Collateral Documents) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Borrower or any Guarantor pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor is bound or to which any of the property or assets of the Borrower or any Guarantor is subject, except such conflicts, breaches, violations, defaults, liens charges or encumbrances as could not reasonably be expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Borrower or any Guarantor or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Borrower or any Guarantor or any of their properties or assets, except such violation as could not reasonably be expected to have a Material Adverse Effect.

                  (b) No consent, approval, authorization or order of, or filing or registration with, any court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Borrower or any Guarantor of each of the Transaction Documents and compliance by the Borrower and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications which shall have been obtained or made prior to the Effective Date.

                  (c) The Borrower, NRG Power Marketing and each Guarantor possess all material licenses, certificates, authorizations and permits issued by, and have made all filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the execution, delivery and performance of its respective obligations under this Agreement and the other Financing Documents, except where the failure to possess or make the same could not reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Guarantor has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, except where such revocation, modification or non-renewal could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.04. Financial Condition. PricewaterhouseCoopers LLP are independent certified public accountants with respect to the Borrower and the Guarantors within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The financial statements furnished to the Lenders have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, except as may be set forth in such financial statements, and fairly present the financial position of the entities purported to be covered thereby at the respective dates or respective periods indicated.

                  SECTION 4.05. Actions, Suits and Proceedings. There are no legal or governmental proceedings pending to which the Borrower or any Guarantor is a party or of which any property or assets of the Borrower or any Guarantor is the subject which could reasonably be expected likely to have a Material Adverse Effect; and to the best knowledge of the Borrower, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  SECTION 4.06. Compliance with Laws and Agreements.

                    Neither the Borrower, nor NRG Power Marketing nor any Guarantor is (i) in violation of its organizational documents, (ii) in default in any respect, and no event has occurred which, with notice, lapse of time, the making of any determination or any combination thereof, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor is bound or to which any of their respective properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in the case of clause (i), (ii) or (iii) as could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.07. Taxes. The Borrower and each Guarantor have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Borrower or any Guarantor which has had (nor does the Borrower or any Guarantor have any knowledge of any tax deficiency which, if determined adversely to the Borrower or any Guarantor, could reasonably be expected to have) a Material Adverse Effect, except where such tax is being contested in good faith and where adequate reserves are maintained in accordance with generally accepted accounting principles.

                  SECTION 4.08. Investment Company Status. Neither the Borrower nor any of the Guarantors is required to be registered or regulated as an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder.

                  SECTION 4.09. Utility Regulation.

                  (a) Neither the Borrower nor any of the Guarantors, nor any of the members of the Borrower or any operator of any Facility owned by the Borrower or the Guarantors is a "public utility company", an "electric utility company" or a "holding company" within the meaning of PUHCA, nor subject to regulation under PUHCA except pursuant to Section 9(a)(2) or Section 32 thereof.

                  (b) Each Guarantor that owns or operates facilities used for the generation, transmission or distribution or electric energy for sale is an "exempt wholesale generator" under Section 32(a) of PUHCA and none of the subsidiaries, nor any of the Administrative Agent, the Collateral Agent or the Lenders is or will be, solely as a result of the participation by such parties individually or as a group in the ownership of the Borrower or the Borrower's and its subsidiaries' use or operation of each Facility and sale of power generated by any such Facility, subject to regulation as a "public-utility company," an "electric utility company," a "holding company" or a "subsidiary company" or "affiliate" of any of the foregoing, under PUHCA.

                  (c) So long as each Guarantor referred to in Section 4.09(b) owns and operates its Facilities as an "exempt wholesale generator" under
Section 32(a) of PUHCA, none of the Administrative Agent, the Collateral Agent or the Lenders will solely by reason of the exercise of remedies under the Collateral Documents be subject to regulation as a "public-utility company," an "electric utility company," or a "holding company," or a "subsidiary company" or "affiliate" of any of the foregoing, under PUHCA.

                  SECTION 4.10. Accounting. The Borrower and each of the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  SECTION 4.11. Insurance. The Borrower and each Guarantor have insurance covering their respective properties, operations, personnel and businesses, which insurance is substantially in amounts and against such insurable risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and against risks and substantially in amounts customarily insured against by other enterprises with similar capital structures and owning and operating facilities of like size and type as that of the Facilities in accordance with prudent independent power industry practice. Neither the Borrower nor any Guarantor has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                  SECTION 4.12. Properties.

                  (a) The Borrower and each Guarantor own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess could not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with, and the Borrower and the Guarantors have not received any notice of any claim of conflict with, any such rights of others, which could reasonably be expected to have a Material Adverse Effect.

                  (b) The Borrower and each Guarantor have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Borrower and the Guarantors, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Borrower and the Guarantors, (ii) could not reasonably be expected to have a Material Adverse Effect or (iii) are created or permitted by the Financing Documents.

                  SECTION 4.13. Labor; ERISA.

                  (a) No labor disturbance by or dispute with the employees of the Borrower or any of its Subsidiaries exists or, to the best knowledge of the Borrower, is contemplated or threatened.

                  (b) No "prohibited transaction" (as defined in Section 406 of ERISA, or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Borrower and each of its Subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Borrower or any of its Subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  SECTION 4.14. Environmental Matters. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Borrower or any of its Subsidiaries (or, to the best knowledge of the Borrower, any other entity (including any predecessor) for whose acts or omissions the Borrower or any of its Subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Borrower or any of its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit, in each case, now in effect or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability of the Borrower or any of its Subsidiaries, except for any violation or liability which could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Borrower has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.15. No Material Adverse Change. Since February 15, 2000, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Borrower and its Subsidiaries, whether or not arising in the ordinary course of business, (ii) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of NRG Power Marketing or NRG Operating that has had or could reasonably be expected to have a Material Adverse Effect, (iii) neither the Borrower nor any Guarantor has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iv) except for the transactions contemplated by the Transaction Documents, neither the Borrower nor any Guarantor has entered into any material transaction other than in the ordinary course of business and (v) there has not been any change in the ownership or long-term debt of the Borrower or the Guarantors, or any dividend or distribution of any kind declared, paid or made by the Borrower or the Guarantors on any class of its membership interests.

                  SECTION 4.16. Certificates. Any certificate signed by any officer of the Borrower or any Guarantor and delivered to the Lenders in connection with the performance of obligations under the Financing Documents shall be deemed a representation and warranty by the Borrower, as to matters covered thereby, to the Lenders.

                  SECTION 4.17. Use of Credit. Neither the Borrower nor any Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

                  SECTION 4.18. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lender in connection with the negotiation of this Agreement, the other Financing Documents and the Bond Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.


                        ARTICLE V. CONDITIONS PRECEDENT.

                  SECTION 5.01. Effective Date. The respective obligations of the Lenders hereunder are subject to the accuracy, on and as of the date hereof and the Effective Date, of the representations and warranties of the Borrower contained herein, to the accuracy of the statements of the Borrower and its officers made in any certificates delivered pursuant hereto, to the performance by the Borrower of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) Executed Counterparts. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) Intercreditor Agreement. The Administrative Agent shall have received a counterpart of a Designation Letter, dated as of the date hereof, duly executed by the Collateral Agent, acknowledging the designation of the Administrative Agent as the "Working Capital Facility Agent" under the Collateral Agency and Intercreditor Agreement.

                  (c) Transaction Documents. The Administrative Agent shall have received certified copies of the Transaction Documents then in effect, in form and substance satisfactory to the Lenders.

                  (d) Offering Circular.

                           (i) The Offering Circular (and any amendments or
                  supplements thereto) shall have been printed and copies thereof distributed to the Lenders prior to the Effective Date; and

                           (ii) none of the Lenders shall have discovered and
                  disclosed to the Borrower on or prior to the Effective Date that the Offering Circular or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Lenders, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (e) Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Circular, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Lenders, and the Borrower and the Guarantors shall have furnished to the Lenders all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (f) Opinion of Counsel to the Borrower. Gibson, Dunn & Crutcher LLP shall have furnished to the Lenders their written opinion, as counsel to the Borrower, addressed to the Lenders, and dated the Effective Date, in form and substance reasonably satisfactory to the Lenders and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Lenders shall reasonably request.

                  (g) Opinion of Local Counsel to the Borrower. The Lenders shall have received from Jones, Walker, Waechter, Poitevent, Carrere and Denegre, special Louisiana counsel for the Borrower, such opinion or opinions, addressed to the Lenders, dated the Effective Date, with respect to such matters as the Lenders may reasonably require, and the Borrower and the Guarantors shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (h) Officer's Certificate. The Borrower shall have furnished to the Lenders a certificate, dated the Effective Date, of an officer of the Borrower stating that (A) such officer has carefully examined the Offering Circular, (B) in such officer's opinion, the Offering Circular, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Circular, no event has occurred which should have been set forth in a supplement or amendment to the Offering Circular so that the Offering Circular (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Effective Date, the representations and warranties of the Borrower in this Agreement are true and correct in all material respects, the Borrower has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or prior to the Effective Date, and subsequent to the date of the most recent financial statements contained in the Offering Circular, there has been no Material Adverse Change, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Borrower and the Guarantors taken as a whole, except as set forth in the Offering Circular.

                  (i) Closing of the Bond Offering. The $800,000,000 Bond offering by the Borrower shall have been completed.

                  (j) Closing of the Acquisition of the Cajun Facilities. The acquisition of the Cajun Facilities by the Initial Guarantor shall have been completed.

                  (k) Independent Engineer's Report. The Independent Engineer shall have delivered its final report to the Lenders in form and substance reasonably satisfactory in all respects to the Administrative Agent favorably reviewing (among other matters) the technical feasibility of all engineering, design, capacity and operating specifications and arrangements and capital expenditure and operating cost estimates relating to the Facilities and environmental matters relating to the Facilities and provided a letter, dated as of the closing of the Bond offering, confirming its report and the conclusions therein as of such date.

                  (l) Independent Market Consultant's Report. The Independent Market Consultant shall have delivered its final report to the Lenders in form and substance reasonably satisfactory in all respects to the Lenders and provided a letter, dated as of the closing of the Bond offering, confirming its report and the conclusions therein as of such date.

                  (m) Independent Insurance Consultant's Report. The Independent Insurance Consultant shall have delivered its final report to the Lenders in form and substance reasonably satisfactory in all respects to the Lenders and provided a letter, dated as of the closing of the Bond offering, confirming its report and the conclusions therein as of such date.

                  (n) Federal Energy Regulatory Commission Approval. All Governmental Approvals under Section 204 of the Federal Power Act as may be necessary for the Borrower to incur and perform its obligations under this Agreement shall have been obtained and remain in effect and all applicable waiting periods shall have expired without any action being taken by any competent authority which restricts, prevents or imposes materially adverse conditions upon the incurrence or performance of such obligations.

                  (o) Fees and Taxes. (i) Evidence that all filing, recordation, subscription and inscription fees and all recording and other similar fees, and all recording, stamp and other taxes and other expenses related to such filings, registrations and recordings necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents have been paid in full (to the extent the obligation to make such payment then exists) by or on behalf of the Borrower and (ii) the Administrative Agent shall have received all fees and other amounts due and payable hereunder, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  SECTION 5.02. Conditions Precedent for each Loan. The obligation of each Lender to make a Loan on or after the Effective Date is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. The representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the Financing Documents to which such Obligor is a party, shall be true and correct on and as of the date of such Borrowing by reference to circumstances then pertaining.

                  (b) No Defaults. At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                  (c) Available Revolver Amount. Immediately after giving effect to such Borrowing, the aggregate outstanding principal amount of the Loans of all Lenders will be equal to or less than the Revolver Amount.

                  (d) Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a), (b) and (c) above.

                     ARTICLE VI. COVENANTS OF THE BORROWER.

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and expenses payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:

                  (a) within 105 days after the end of each fiscal year of the Borrower, (i) the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year and
         (ii) the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Borrower and the Guarantors as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (i) the unaudited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year and (ii) the unaudited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Borrower and the Guarantors (excluding the financial condition and results of operations of the Borrower and the Unrestricted Subsidiaries), setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by an Authorized Representative of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, an Officer's Certificate (i) certifying as to whether to the best knowledge of the signer thereof a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent prior audited financial statements delivered pursuant to Section 6.01(a) or delivered to Lenders on or prior to the Effective Date, as applicable, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of Defaults under clause (b)(B)(y) of the definition of "Permitted Indebtedness" or clause (b) or (c) of Section
         6.17 (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of the Guarantors with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said commission, or with any national securities exchange, or distributed by the Borrower to its members generally, as the case may be;

                  (f) promptly after receiving notice of the same, copies of any information with respect to any material litigation or material governmental or environmental proceedings against the Borrower or the Guarantors; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of the Guarantors, or compliance with the terms of this Agreement and the other Transaction Documents, as the Administrative Agents or Required Lenders may reasonably request.

                  SECTION 6.02. Existence; Conduct of Business. The Borrower will, and will cause each of the Guarantors to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence as a limited liability company and all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges and franchises material to the conduct of its business as then conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.14; provided, further that the Borrower or any Guarantor may (i) change its status as a limited liability company with the consent of the Required Lenders, such consent not to be unreasonably withheld, and (ii) the Borrower or any Guarantor may, on not less than 30 days' written notice to the Administrative Agent, amend its certificate of formation or other organizational document to effect a name change.

                  SECTION 6.03. Maintenance of Tax Status. The Borrower will not, and will cause each of the Guarantors not to, voluntarily take any action to cause the Borrower or any Guarantors to be subject to taxation as a separate entity for federal income tax purposes.

                  SECTION 6.04. Compliance with Laws and Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws and ERISA matters), and all contractual obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.05. Maintenance of Properties; Insurance.

         (a) The Borrower will, and will cause each of the Guarantors to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this Section shall prevent the Borrower or Guarantor from disposing of any asset (subject to compliance with Section 6.12 or 6.15) or from discontinuing the operation or maintenance of any of such material properties if such discontinuance is, as determined by the Borrower in good faith, desirable in the conduct of its business or the business of any Guarantor and could not reasonably be expected to have a Material Adverse Effect on the Borrower and the Guarantors taken as a whole and (ii) maintain, with financially sound and reputable insurance companies, insurance with respect to each Facility in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Borrower will maintain and will cause the Guarantors to maintain insurance for risks customarily insured against by other enterprises with similar capital structures and owning and operating facilities of like size and type as that of the Facilities in accordance with prudent independent power industry practice.

         (b) The Borrower will (i) provide funds to each of the Guarantors at such times and in such amounts so as to enable each of the Guarantors to pay all Operating and Maintenance Expenses incurred by each such Guarantor on or before the date such Operating and Maintenance Expenses become due and payable and (ii) cause each of the Guarantors to comply with Section 7.07.

                  SECTION 6.06. Payment of Taxes and Claims. The Borrower will, and will cause each of the Guarantors to, pay its obligations, including Tax liabilities, before the same shall become delinquent or in default unless the same is then the subject of a Good Faith Contest or except where nonpayment could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.07. Books and Records; Inspection Rights. The Borrower will, and will cause each of the Guarantors to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Guarantors to, permit the Administrative Agent or its representatives, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 6.08. Indebtedness. The Borrower will not: (a) create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness; (b) permit any Guarantor to create, incur, assume or permit to exist any Indebtedness, except its guarantee of the Bonds or other Permitted Indebtedness (other than Subordinated Indebtedness) and Intercompany Loans; or
(c) permit any Unrestricted Subsidiary to create, incur, assume or permit to exist any Indebtedness, except Non-Recourse Obligations.

                  SECTION 6.09. Liens. The Borrower will not, nor will it permit any of the Guarantors to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Liens.

                  SECTION 6.10. Certain Obligations Respecting Subsidiaries.

         (a) Guarantors. In the event that the Borrower shall form or acquire any new subsidiary that shall constitute a Subsidiary hereunder, it shall designate such new Subsidiary as a "Guarantor" or an "Unrestricted Subsidiary" and will cause each new Subsidiary designated as a Guarantor:

                  (i) to become an "Obligor" under a Guarantor Security
         Agreement;

                  (ii) to take such action (including delivering such membership interests or other ownership interests and executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property of such Guarantor on which a Lien is required to be created pursuant to the Guarantor Security Agreement as collateral security for the obligations of such Guarantor hereunder; and

                  (iii) to take such action, from time to time as shall be necessary to ensure that any such Guarantor remains at all times a "Guarantor" hereunder except as otherwise permitted hereunder (including Sections 6.12 and 6.14).

         (b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the ownership of the Borrower in the voting equity interests of each of its Subsidiaries (other than Unrestricted Subsidiaries) shall at all times exceed 50% of all such voting equity interests. In the event that any additional membership interests shall be issued by any Subsidiary (other than an Unrestricted Subsidiary) to the Borrower, the Borrower agrees forthwith to deliver to the Collateral Agent pursuant to the Borrower Security Agreement the certificates evidencing such membership interests, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent or the Lenders shall request to perfect the security interest created therein pursuant to the Borrower Security Agreement.

                  SECTION 6.11. Restrictive Agreements. The Borrower will not, and will not permit any of the Guarantors to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Guarantor to create, incur or permit to exist any Lien upon any of its property or assets that is either (i) created under the Financing Documents or (ii) in favor of the Borrower, or (b) the ability of any Guarantor to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Guarantor or to Guarantee Indebtedness of the Borrower or any other Guarantor except such prohibition, restriction or condition existing under or by reason of: (1) applicable law, (2) this Agreement or any Transaction Document, (3) with respect to real property, customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Guarantor, (4) any agreements existing at the time of acquisition of any Person or the properties or assets of the Person so acquired, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (5) agreements listed on Schedule III hereof
(6) Liens incurred in accordance with Section 6.09 or 7.05 or (7) refinancing of Indebtedness with respect to clauses (4) or (5).

                  SECTION 6.12. Prohibition on Sale of Assets. The Borrower will not, and will not permit any Guarantor to, sell or otherwise dispose of any assets other than (i) transfers of assets among the Borrower and the Guarantors;
(ii) sales and dispositions in the ordinary course of business not in excess of $15,000,000 in the aggregate for the Borrower and the Guarantors in any fiscal year; (iii) any sales or dispositions of surplus, obsolete or worn-out equipment; (iv) any sales or dispositions required for compliance with applicable law or necessary Governmental Approvals; (v) sales or dispositions of non-controlling ownership interests in Guarantors in accordance with Section 6.10(b) so long as the guarantee set forth herein with regard to such Guarantor stays in effect; (vi) sales or dispositions of ownership interests in Unrestricted Subsidiaries; (vii) any sales or dispositions of Assets Specifically Held for Resale or any sales or dispositions of assets permitted under Section 6.12 or 7.11; and (viii) any other sale or other disposition so long as (A) after giving effect to such events, the Rating Agencies shall have confirmed their respective ratings of the Bonds in effect immediately prior to such sale or other disposition and (B) such sale or disposition shall not exceed 10% of the Net Tangible Assets of the Borrower and the Guarantors, taken as a whole.

                  SECTION 6.13. Modifications of Certain Documents. Without the prior consent of the Required Lenders, the Borrower will not agree or consent to nor allow any Guarantor to agree or consent to any termination, modification, supplement, replacement or waiver of any Transaction Document, unless such termination, modification, supplement, replacement or waiver could not, individually or collectively with all other such terminations, modifications, supplements, replacements and waivers, reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.14. Prohibition on Fundamental Changes.

         (a) Mergers, Consolidations, Disposal of Assets, Etc. Except as permitted under Section 6.12 (other than clause (vii) thereof) or Section 7.11 (other than clause (v) thereof), the Borrower will not, nor will it permit any of the Guarantors to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the membership or other equity interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if as a result thereof no Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Guarantor may merge into any Guarantor in a transaction in which the surviving entity is a Guarantor and the Borrower's economic interest in each merging

Guarantor's assets shall not have been diminished as a result of such merger,
(iii) any Guarantor may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Guarantor (provided that the Borrower's economic interest in such assets is not diminished as a result thereof), and (iv) any Guarantor may liquidate or dissolve if the assets of such Guarantor are transferred to another Guarantor (provided that the Borrower's economic interest in such assets is not diminished as a result thereof and that the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders).

         (b) Lines of Business. The Borrower will not, nor will it permit any of the Guarantors to, engage to any material extent in any business other than, (i) in the case of the Borrower, the ownership of the Guarantors and the Unrestricted Subsidiaries and the ownership and operation of non-nuclear electric generating facilities and other district energy assets and (ii) in the case of the Guarantors (including any Additional Guarantors), the ownership and operation of their respective Facilities.

                  SECTION 6.15. Restricted Payments. The Borrower will not make, or agree to pay or make, directly or indirectly, any Restricted Payment, unless, at the time of and after giving effect to such Restricted Payment (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment; (b) the debt service reserve account under the Indenture is fully funded with cash and/or debt service reserve instruments as permitted under the Indenture; (c) if 50% or more of the Borrower's projected revenues for the next four fiscal quarters will be derived from power supply agreements which have a remaining term of at least two years, the Debt Service Coverage Ratio for the preceding four consecutive quarters (or such shorter period covering the quarters ended subsequent to the initial Borrowing, taken as a consecutive period) was not less than 1.40 to 1.0 and the Projected Debt Service Coverage Ratio for the next succeeding four fiscal quarters (taken as a whole) is not less than 1.40 to 1.0; (d) if 10% or more but less than 50% of the Borrower's projected revenues for the next four fiscal quarters will be derived from power supply agreements which have a remaining term of at least two years, the Debt Service Coverage Ratio for the preceding four consecutive quarters (or such shorter period covering the quarters ended subsequent to the initial Borrowing, taken as a consecutive period) was not less than 1.55 to 1.0 and the Projected Debt Service Coverage Ratio for the next succeeding four fiscal quarters (taken as a whole) is not less than 1.55 to 1.0; and (e) if less than 10% of the Borrower's projected revenues for the next four fiscal quarters will be derived from power supply agreements which have a remaining term of at least two years, the Debt Service Coverage Ratio for the preceding four consecutive quarters (or such shorter period covering the quarters ended subsequent to the initial Borrowing, taken as a consecutive period) was not less than 1.70 to 1.0 and the Projected Debt Service Coverage Ratio for the next succeeding four fiscal quarters (taken as a whole) is not less than 1.70 to 1.0. Restricted Payments by any Guarantor of the Borrower that is not a wholly-owned Subsidiary of the Borrower made otherwise than to the Borrower shall be subject to the restrictions set forth in clauses (a), (b) (c),
(d) and (e) of the preceding sentence. Restricted Payments to the Borrower by any wholly-owned Subsidiary of the Borrower shall not be subject to any restrictions.

                  SECTION 6.16. Transactions with Affiliates. The Borrower will not, nor will it permit any of the Guarantors to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Guarantors not involving any other Affiliate, (c) any Restricted Payment otherwise permitted by the terms and conditions of this Agreement, and (d) transactions that are contemplated by any Transaction Document or any extensions, renewals or replacements thereof that will not have a Material Adverse Effect.

         Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) reasonable and customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Borrower or any Subsidiary entered into in the ordinary course of business, (ii) loans and advances to officers, directors and employees of the Borrower or any Subsidiary for reasonable travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business, (iii) the incurrence of intercompany Indebtedness which constitutes Permitted Indebtedness, and (iv) transactions pursuant to agreements in effect on the date hereof.

                  SECTION 6.17. Investments. The Borrower will not, nor will it permit any of the Guarantors to, make or permit to remain outstanding any Investments except:

                  (a) Investments in Unrestricted Subsidiaries with funds that
         (i) could otherwise be distributed in accordance with this Agreement or
         (ii) otherwise with the proceeds of additional equity contributions to the Borrower made explicitly for this purpose;

                  (b) operating deposit accounts with banks;

                  (c) cash or Permitted Investments;

                  (d) Investments by the Borrower or the Guarantors in the Borrower or the Guarantors (including Investments by the Borrower in Intercompany Loans);

                  (e) Investments in another Person, if as a result of such Investment (A) such other Person becomes a Guarantor or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Borrower or a Guarantor;

                  (f) Investments representing capital stock or obligations issued to, the Borrower or any Guarantor in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Borrower or any Guarantor;

                  (g) Investments in additional Bonds issued in the amounts and for the purposes permitted by, and upon satisfaction of the conditions set forth in, Section 2.3 of the Indenture;

                  (h) Investments acquired by the Borrower or any of the Guarantors in connection with any asset sale permitted under Section 6.12, 6.14(a), 7.06(a) or 7.11 to the extent such Investments are non-cash proceeds as permitted under Section 6.12, 6.14(a), 7.06(a) or 7.11;

                  (i) any Investment to the extent that the consideration therefor is capital stock (other than redeemable capital stock) of the Borrower;

                  (j) Investments consisting of security deposits with utilities and other Persons made in the ordinary course of business;

                  (k) Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (l) amounts constituting Restricted Payments which the Borrower would be permitted to make under Section 6.15 and the Guarantors would be permitted to make under Section 7.7; and

                  (m) additional Investments up to but not exceeding $10,000,000 in the aggregate.

For purposes of clause (m) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, including any securities, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been paid as dividends, distributed or otherwise paid out.

                  SECTION 6.18. EWG Status. The Borrower will take, or cause to be taken, all action required to maintain the status of each Guarantor that owns or operates facilities used for the generation, transmission or distribution of electric energy for sale as an "exempt wholesale generator" under Section 32(a) of PUHCA.

                  SECTION 6.19. Use of Proceeds. The Borrower will use the proceeds of Loans incurred by it (i) to finance a one-time distribution to NRG Energy in repayment of the Working Capital Equity (as defined in the Indenture),
(ii) for ordinary course working capital on the Effective Date for the Borrower, and (iii) to refinance the Borrower's existing working capital debt and to make Intercompany Loans to the Guarantors for ordinary course working capital for the Guarantors.

                    ARTICLE VII. COVENANTS OF THE GUARANTORS.

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and expenses payable hereunder shall have been paid in full, each Guarantor covenants and agrees with the Lenders that:

                  SECTION 7.01. Existence; Conduct of Business. Each Guarantor agrees that it will do or cause to be done all things necessary to preserve, renew and keep in full force and effect such Guarantor's legal existence as a limited liability company and all things reasonably necessary to preserve, renew and keep in full force and effect such Guarantor's rights, licenses, permits, privileges and franchises material to the conduct of such Guarantor's business as then conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.06; provided, further that any Guarantor may (i) change its status as a limited liability company with the consent of the Required Lenders, such consent not to be unreasonably withheld, and (ii) on not less than 30 days' written notice to the Administrative Agent, amend its certificate of formation or other organizational document to effect a name change.

                  SECTION 7.02. Compliance with Laws and Contractual Obligations. Each Guarantor agrees that it will comply with all Laws (including Environmental Laws and ERISA matters) and all contractual obligations, in each case, as applicable to such Guarantor or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 7.03. Maintenance of Properties; Insurance. Each Guarantor agrees that it will (i) keep and maintain all property material to the conduct of such Guarantor's business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this Section shall prevent any Guarantor from disposing of any asset (subject to compliance with Section 7.06 or Section 7.11) or from discontinuing the operation or maintenance of any of such material properties if the Guarantor reasonably determines in good faith that such discontinuance is desirable in the conduct of its business and could not reasonably be expected to have a Material Adverse Effect, and (ii) maintain, with financially sound and reputable insurance companies, insurance with respect to each Facility in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations in accordance with prudent independent power industry practice. Each Guarantor agrees that it will maintain insurance for risks customarily insured against by other enterprises with similar capital structures and owning and operating facilities of like size and type as that of the Facilities in accordance with prudent independent power industry practice.

                  SECTION 7.04. Indebtedness. Each Guarantor agrees that it will not create, incur, assume or permit to exist any Indebtedness, except Intercompany Loans, the Guarantees of the Bonds and the Loans made by Lenders to the Borrower, guarantees of other Permitted Indebtedness (other than Subordinated Indebtedness).

                  SECTION 7.05. Liens. Each Guarantor agrees that it will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by such Guarantor, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Liens.

                  SECTION 7.06. Prohibition on Fundamental Changes.

         (a) Mergers, Consolidations, Disposal of Assets, Etc. Except as permitted by Section 6.12 (other than clause (vii) thereof) or Section 7.11 (other than clause (v) thereof), each Guarantor agrees that it will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with such Guarantor, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that (i) each Guarantor may merge into a Subsidiary in a transaction in which such Guarantor is the surviving corporation, (ii) any Guarantor may merge into any other Guarantor in a transaction in which the surviving entity is a Guarantor, (iii) each Guarantor may sell, transfer, lease or otherwise dispose of such Guarantor's assets to the Borrower or to any other Guarantor and (iv) any Guarantor may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor and is not materially disadvantageous to the Lenders, provided that no Default shall have occurred and be continuing as of result of any of the events described in clauses (i), (ii),
(iii) or (iv) above.

         (b) Lines of Business. Each Guarantor agrees that it will not engage to any material extent in any business other than the ownership and operation of such Guarantor's respective Facilities.

                  SECTION 7.07. Restricted Payments. Each Guarantor agrees that it will not make, or agree to pay or make, directly or indirectly, any Restricted Payment, unless such payment is only (a) to the Borrower at any time or (b) to any future minority owners of the Guarantors only if at the time of such Restricted Payment the Borrower would itself be permitted to make the payment to such other minority owner as if such minority owner held a minority interest in the Borrower instead of such Guarantor.

                  SECTION 7.08. Transactions with Affiliates. Each Guarantor agrees that it will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of such Guarantor's Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Guarantor or its Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among such Guarantor and the Borrower or any of the other Guarantors not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.15 or 7.07 and (d) transactions that are contemplated by any Transaction Document or any extensions, renewals or replacements thereof, if any such transaction could not reasonably be expected to result in a Material Adverse Effect.

                  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) reasonable and customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Borrower or any Subsidiary entered into in the ordinary course of business, (ii) loans and advances to officers, directors and employees of the Borrower or any Subsidiary for reasonable travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business, (iii) the incurrence of intercompany Indebtedness which constitutes Permitted Indebtedness and (iv) transactions pursuant to agreements in effect on the date hereof.

                  SECTION 7.09. Investments. Each Guarantor agrees that it will not make or permit to remain outstanding any Investments except:

                  (a) Investments in Unrestricted Subsidiaries with funds that
         (i) could otherwise be distributed in accordance with this Agreement or
         (ii) otherwise with the proceeds of additional equity contributions to such Guarantor made explicitly for this purpose;

                  (b) operating deposit accounts with banks;

                  (c) cash or Permitted Investments;

                  (d) Investments by such Guarantor in the Borrower or other Guarantors;

                  (e) Investments in another Person, if as a result of such Investment (A) such other Person becomes a Guarantor or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Borrower or a Guarantor;

                  (f) Investments representing capital stock or obligations issued to, the Borrower or any Guarantor in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Borrower or any Guarantor;

                  (g) Investments in additional Bonds issued in the amounts and for the purposes permitted by, and upon satisfaction of the conditions set forth in, Section 2.3 of the Indenture;

                  (h) Investments acquired by any Guarantor in connection with any asset sale permitted under Section 6.12, 6.14, 7.06(a) or 7.11 to the extent such Investments are non-cash proceeds as permitted under
         Section 6.12, 6.14(a), 7.06(a) or 7.11;

                  (i) any Investment to the extent that the consideration therefor is capital stock (other than redeemable capital stock) of the Borrower;

                  (j) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

                  (k) Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (l) amounts constituting Restricted Payments which the Guarantor would otherwise be permitted to make to minority owners under
         Section 7.07; and

                  (m) additional Investments up to but not exceeding $10,000,000 in the aggregate with respect to such Guarantor, the other Guarantors and the Borrower.

For purposes of clause (m) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, including any securities, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been paid as dividends, distributed or otherwise paid out.

                  SECTION 7.10. Operation of Facilities. Each Guarantor agrees that it will operate its respective Facilities, or cause its respective Facilities to be operated, in accordance with prudent independent power industry practice.

                  SECTION 7.11. Prohibition on Sale of Assets. Each Guarantor agrees not to sell or otherwise dispose of any assets other than (i) transfers of assets between the Borrower and such Guarantor; (ii) sales and dispositions in the ordinary course of business not in excess of $15,000,000 in the aggregate for such Guarantor, any other Guarantor and the Borrower in any fiscal year;
(iii) any sales or dispositions of surplus, obsolete or worn-out equipment; (iv) any sales or dispositions required for compliance with applicable law or necessary Governmental Approvals; (v) any sales or dispositions of Assets Specifically Held for Resale or any sales or dispositions of assets permitted under Section 6.14 or 7.11; or (vi) any other sale or other disposition so long as (A) after giving effect to such events, the Rating Agencies shall have confirmed their respective ratings of the Bonds in effect immediately prior to such sale or other disposition and (B) such sale or disposition shall not exceed 10% of net tangible assets of the Borrower and the Guarantors, taken as a whole.

                  SECTION 7.12. Modification of Certain Documents. Without the prior consent of the Required Lenders, no Guarantor will agree or consent to any termination, modification, supplement, replacement or waiver of any Transaction Document, unless such termination, modification, supplement, replacement or waiver could not, individually or collectively with all other such terminations, modifications, supplements, replacements and waivers, reasonably be expected to have a Material Adverse Effect.

                        ARTICLE VIII. EVENTS OF DEFAULT.

                  SECTION 8.01. Events of Default. The term "Event of Default", whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or come about or be affected by operation of law, or be pursuant to or in compliance with any applicable law), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

                  (a) the Borrower defaults in the payment of any principal of any Loan when and as the same becomes due and payable, whether at due date or date fixed for prepayment or by acceleration or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement or under any other Financing Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or the Guarantors in or in connection with this Agreement or any other Financing Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Financing Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) (i) default in the observance or performance of any term, covenant or agreement contained in Section 6.02 (with respect to the Borrower's existence), 6.08, 6.09, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15,
         6.18, 6.19, 7.01 (with respect to the Guarantor's existence), 7.04, 7.05, 7.06, 7.07 and 7.11 and the continuance of such default for more than 2 Business Days after the earliest to occur of (A) actual knowledge of an executive officer of the Borrower of such default or
         (B) notice from the Administrative Agent or the Lenders of such default; and (ii) default in the performance or observance in any material respect of any other term, covenant, or obligation of the Borrower or the Guarantors under this Agreement, not otherwise expressly defined as an Event of Default, and the continuance of such default for more than 30 days after the earliest to occur of (A) actual knowledge of an executive officer of the Borrower of such default or
         (B) notice from the Administrative Agent or the Lenders of such default;

                  (e) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Borrower or any Guarantor then has outstanding Indebtedness in excess of $15,000,000, individually or in the aggregate, and such default or defaults result in such Indebtedness becoming due prior to its scheduled maturity or will enable or will permit the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, and to require the prepayment, repurchase, redemption of defeasance thereof, prior to its scheduled maturity; provided that such default or defaults shall continue for 15 days or more;

                  (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (g) the Borrower or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (h) any event described in clauses (f) or (g) above occurs with respect to NRG Energy, NRG Power Marketing or NRG Operating, in each case to the extent such Person is a party to any Transaction Document, and remains uncured for the grace periods provided in such clauses;

                  (i) the Borrower or any Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (j) one or more final and non-appealable judgments for the payment of money in an aggregate amount in excess of $25,000,000, exclusive of amounts covered by insurance or indemnity, shall be rendered against the Borrower or any of the Guarantors or any combination thereof and the same shall remain undischarged or unpaid for a period of 60 consecutive days during which execution shall not be effectively stayed;

                  (k) a Change of Control shall occur;

                  (l) the Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise);

                  (m) the Liens created by the Collateral Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under this Agreement or under the respective Collateral Documents), or, except for expiration in accordance with its terms, any of the Collateral Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor or Member;

                  (n) either (i) this Agreement or any other Financing Document or Bond Document is declared in a final non-appealable judgment to be unenforceable against the Borrower or any Guarantor or the Borrower or any Guarantor shall have expressly repudiated its obligations thereunder; or (ii) any other Transaction Document is declared in a final non-appealable judgment to be unenforceable against any party thereto, or any such party shall have expressly repudiated its obligations thereunder and ceased to perform such obligations, or defaulted in the performance or observance of any of its material obligations thereunder and such default has continued unremedied for a period of five days or more or any such party is the subject of any proceeding under the Federal Bankruptcy Code; or

                  (o) default by the Borrower, any Guarantor or any counterparty under or invalidity of any Power Sales Agreement, the Operation and Management Services Agreement or either Corporate Services Agreement, to the extent such default under or invalidity of any such agreement
         (x) continues for 30 consecutive days and (y) could reasonably be expected to have a Material Adverse Effect; or

                  (p) failure to renew or replace the Operation and Management Services Agreement (or to make a substantially similar arrangement with respect to the operation and maintenance of a Facility) upon (i) termination by a Guarantor or NRG Operating, after having given 180 days' notice of its intent to terminate, within 5 days of such termination, (ii) termination by any Guarantor, within 5 days of such termination, or (iii) termination by NRG Operating, within 30 days of such termination..

                  SECTION 8.02 Acceleration; Remedies. In every such event (other than an event with respect to any Obligor described in paragraph (f), (g) or (i) of Section 8.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in paragraph (f), (g) or (i) of Section 8.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.


                      ARTICLE IX. THE ADMINISTRATIVE AGENT.

                  SECTION 9.01 Appointment. Each of the Lenders hereby irrevocably appoints BTM as its agent hereunder and under the other Financing Documents and authorizes BTM to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto (including the execution of the Collateral Agency and Intercreditor Agreement).

                  SECTION 9.02 Administrative Agent's Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  SECTION 9.03 Duties; Limitation of Liability. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Financing Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  SECTION 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor, Member or NRG Energy), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  SECTION 9.05 Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  SECTION 9.06 Resignation. The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  SECTION 9.07 Independent Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

                  SECTION 9.08 Consent by Administrative Agent. Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Financing Documents to which it is a party.


                            ARTICLE X. MISCELLANEOUS.

                  SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower or any Guarantor, to it at c/o NRG Energy, Inc., 1221 Nicollet Mall, Suite 700, Minneapolis, MN 55403, Attention of Adam Carte (Telecopy No. (612) 373-8804; Telephone No.
         (612) 373-5359);

                  (b) if to the Administrative Agent, to The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, Project Finance and Emerging Markets Group, 1251 Avenue of the Americas, 10th Floor, New York, New York 10020-1104, Attention: Messrs. Makoto Kobayashi and Nicholas Griffiths, Phone: (212) 782-4053, Fax: (212) 782-6442, with a copy to
         BTM Information Services, Inc., c/o The Bank of Tokyo-Mitsubishi, Ltd., NY Branch, 1251 Avenue of the Americas, 12th Floor, New York, New York 10020-1104, Attention: Mr. Rolando Uy, Loan Operations Dept., Phone:
         (201) 413-8570, Fax: (201) 521-2304 or (201) 521-2305.; or

                  (c) if to a Lender, to its address set forth on Schedule I hereto.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02. Waivers; Amendments.

                  (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate or amount of interest thereon, or reduce any fees payable hereunder, without the written consent of the Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of the Lender affected thereby, (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types or Classes of Loans, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, and (vi) release any Guarantor from any of its guarantee obligations under Article III without the written consent of each Lender; and provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent and (y) any modification or supplement of Article III shall require the consent of each Guarantor.

                  (c) Collateral. Without the written consent of each Lender, the Lenders will not authorize the Collateral Agent to release any collateral or otherwise terminate any Lien under any Collateral Documents providing collateral security, agree to additional obligations being secured by such collateral security, alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Collateral Documents, except that no such consent shall be required, and the Collateral Agent will be authorized, to release any Lien covering property that is the subject of a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented;

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including any reasonable fees, charges and disbursements of counsel for the Administrative Agent in connection with any syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Financing Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Financing Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Collateral Document or any other document referred to therein.

                  (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, (ii) the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, including but not limited to any Default or Event of Default, (iii) any Loan or the use of the proceeds therefrom, (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) Payments. All amounts due under this Section shall be payable not later than 20 days after written demand therefor.

                  SECTION 10.04. Successors and Assigns.

                  (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender (other than in the case of an assignment to such an Affiliate that would impose costs on the Borrower pursuant to Section
2.12 or 2.14 in excess of those costs incurred prior to such assignment), each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment(s), the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under Section 8.01(f), (g) or (i) has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Effectiveness of Assignments. Upon their receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Participations. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Financing Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

                  (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to NRG Energy or any of its Affiliates or the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12 (except to the extent provided in clause (d) thereof), 2.13, 2.14, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent and the Lenders constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09. Governing Law; Jurisdiction; Etc.

                  (a) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without reference to its principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

                  (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

                  (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. Treatment of Certain Information; Confidentiality.

                  (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  (b) Confidentiality. The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by regulatory authority having jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the prior written consent of the Borrower in its sole discretion or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this paragraph, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by an Obligor. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has taken reasonable precautions to keep such Information confidential in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices. Unless prohibited by law or court order, each Lender, the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any Information pursuant to subclause (ii) or (iii) of the first sentence of this clause (b).



                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                    EXECUTION

                  IN WITNESS WHEREOF, the parties hereto have caused this Working Capital Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                         NRG SOUTH CENTRAL GENERATING LLC


                                         By: /s/ Craig A. Mataczynski
                                             __________________________________
                                             Name: Craig A. Mataczynski
                                             Title: President


                                         LOUISIANA GENERATING LLC


                                         By: /s/ Craig A. Mataczynski
                                             __________________________________
                                             Name: Craig A. Mataczynski
                                             Title: Vice President

                                         THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                             NEW YORK BRANCH, individually and
                                             as Administrative Agent


                                         By: /s/ [illegible]
                                             ___________________________________
                                             Name: [illegible]
                                             Title: [illegible]

                                                    Schedule I to Loan Agreement


                                   SCHEDULE I

                                   Commitments



NAME AND ADDRESS OF LENDER                                      AMOUNT ($)
--------------------------------------------------------  ----------------------

THE BANK OF TOKYO-MITSUBISHI, LTD.,                             40,000,000
NEW YORK BRANCH
1251 Avenue of the Americas
New York, New York  10020-1104


Addresses for Notices:

Credit Contacts (Financial Information):
---------------------------------------

The Bank of Tokyo-Mitsubishi, Ltd., New York Branch
Project Finance and Emerging Markets Group
1251 Avenue of the Americas, 10th Floor
New York, New York  10020-1104
   Attention:  Mr. Makoto Kobayashi
   Phone:      (212) 782-4053
   Fax:        (212) 782-6442

   Copy to:    Mr. Nicholas Griffiths
   Phone:      (212) 782-5861
   Fax:        (212) 782-6442

Operations Contacts (Borrowings, Paydowns, Interest, Fees, etc.):
----------------------------------------------------------------

BTM Information Services, Inc.
c/o The Bank of Tokyo-Mitsubishi, Ltd., New York Branch
1251 Avenue of the Americas, 12th Floor
New York, New York  10020-1104
   Attention:  Mr. Rolando Uy, Loan Operations Dept.
   Phone:      (201) 413-8570
   Fax:        (201) 521-2304  or  (201) 521-2305

                                                   Schedule II to Loan Agreement


                                   SCHEDULE II

                                 [Encumbrances]

                                                  Schedule III to Loan Agreement


                                  SCHEDULE III

                            [Restrictive Agreements]

                                                   Schedule IV to Loan Agreement


                                   SCHEDULE IV

                      [Assets Specifically Held for Resale]

                                                    Schedule V to Loan Agreement


                                   SCHEDULE V

                                [Fees and Rates]




------------------------------------------------------------------------------
                                     APPLICABLE RATE FOR     APPLICABLE RATE
    RATING(*)     COMMITMENT FEE      EURODOLLAR LOANS        FOR ABR LOANS
  S&P/MOODY'S
------------------------------------------------------------------------------
  >BBB-/Baa3          0.125 %              0.750 %               0.000 %
   BBB-/Baa3          0.150 %              0.900 %               0.000 %
  <BBB-/Baa3          0.350 %              1.400 %               0.400 %
------------------------------------------------------------------------------

* In the event of a split rating, the lower rating level shall apply.

                                                                       EXHIBIT A
                                                       Assignment and Acceptance

                       [Form of Assignment and Acceptance]



                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Working Capital Agreement dated as of April 30, 2000 (as amended and in effect on the date hereof, the "Working Capital Agreement"), among NRG South Central Generating LLC, the Guarantors party thereto, the Lenders named therein, and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Administrative Agent for the Lenders. Terms defined in the Working Capital Agreement are used herein with the same meanings.

         The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Working Capital Agreement, including the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Working Capital Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Working Capital Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Working Capital Agreement.

         This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.14(e) of the Working Capital Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Working Capital Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Working Capital Agreement.

         This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment: [          ]    ("Assignment Date").(1)
                               ----------

                                                 Percentage Assigned of
                                                 Commitments/Loan (set forth, to
                                                 at least 8 decimals, as a
                                                 percentage of the Loan and the
                                                 aggregate Commitments
                  Principal Amount Assigned      of all Lenders thereunder)
                  -------------------------      -------------------------

Commitments:
-----------


Loans:
-----


Fees:
----



The terms set forth above and below are hereby agreed to:







----------------------

(1) Must be at least five Business Days after execution hereof by all required parties.

                                         [NAME OF ASSIGNOR],
                                         as Assignor



                                         By:____________________________________
                                            Name:
                                            Title:



                                         [NAME OF ASSIGNEE],
                                         as Assignee



                                         By:____________________________________
                                            Name:
                                            Title:

The undersigned hereby consent to the within assignment:(2)



                                        NRG SOUTH CENTRAL GENERATING LLC



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        NEW YORK BRANCH, as Administrative Agent



                                        By:_____________________________________
                                           Name:
                                           Title:


(2) Consents to be included to the extent required by Section 10.04(b) of the Working Capital Agreement.

                                                                       EXHIBIT B

                       [Form of Subordination Provisions]



         Section 1. NRG South Central Generating LLC, a limited liability company organized under the laws of Delaware (the "Issuer"), hereby covenants and agrees, and [NAME OF SUBORDINATED LENDER ] (the "Subordinated Lender"), likewise agrees, that, to the extent and in the manner set forth in this Agreement, [describe subordinated indebtedness] (the "Subordinated Indebtedness"), and the payment from whatever source of the principal of, and interest and premium (if any) on, the Subordinated Indebtedness, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (as hereinafter defined). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto, whether directly or by reference to another agreement or document, in the Indenture dated as of March 30, 2000 (as amended, supplemented or modified and in effect from time to time, the "Indenture") among the Issuer, the Subsidiary Guarantor and The Chase Manhattan Bank, as trustee (in such capacity, together with its successors and assigns, the "Bond Trustee") for the Holders.

         For purposes hereof, "Senior Indebtedness" shall mean all indebtedness, liabilities and other obligations of the Issuer (including, but not limited to, all such obligations in respect of principal, premiums, interest, fees, reimbursement obligations, penalties, indemnities, legal expenses, costs and other expenses, whether due after acceleration or otherwise) to the Secured Parties (of whatsoever nature and howsoever evidenced) under or pursuant to the Finance Documents, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreement or document. The term "Senior Indebtedness" shall include any interest accruing after the date of any filing by the Issuer of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to the Issuer, whether or not such interest is allowable as a claim in any such proceeding.

         Section 2. Each of the Secured Parties and the Subordinated Lender further agree that:

                           (a) (i) Unless and until the Senior Indebtedness shall have been paid or otherwise satisfied in full, the Subordinated Lender shall not ask, demand, sue for, take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of the Collateral or any guaranty of payment or performance), payment of all or any of the Subordinated Indebtedness, except as permitted under the Indenture and shall be paid solely from cash available for application to Restricted Payments. For the purposes of these provisions, the Senior Indebtedness shall not be deemed to have been paid or satisfied in full until the Senior Indebtedness shall have been indefeasibly so paid in cash to the Secured Parties (after the passage of any relevant preference periods).

                           (ii) Upon any distribution of all or any of the assets of the Issuer to creditors of the Issuer upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of the Issuer, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Issuer or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness but for the provisions of this Agreement, including, without limitation, any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Subordinated Indebtedness shall be paid or delivered directly to the Collateral Agent for application (in the case of cash) to or as Collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness has been paid or otherwise satisfied in full in cash.

                           (iii) Each of the Secured Parties may demand specific performance of these terms of subordination, whether or not the Issuer shall have complied with any of the provisions hereof applicable to them at any time when the Subordinated Lender shall have failed to comply with any of such provisions applicable to it. The Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

                           (iv) So long as any of the Senior Indebtedness shall remain unpaid or otherwise unsatisfied, the Subordinated Lender shall not commence or join with any creditor other than the Collateral Agent in commencing any proceeding referred to in subsection (ii) above for the payment of any amounts which otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness.

                           (v) Subject to the indefeasible payment or satisfaction in full in cash of all of the Senior Indebtedness, the Subordinated Lender shall be subrogated to the rights of the Secured Parties to receive payments or distributions of assets of the Issuer made on the Senior Indebtedness until the Subordinated Indebtedness has been satisfied in full.

                           (vi) In the event that, notwithstanding the foregoing provisions of this Section 2, the Subordinated Lender shall have received, before all Senior Indebtedness is paid in full in cash or payment thereof is otherwise provided for, any such payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, including any such payment or distribution arising out of the exercise by the Subordinated Lender of a right of set-off or counterclaim and any such payment or distribution received by reason of any other indebtedness of the Issuer being subordinated to the Subordinated Indebtedness, then, and in such event, such payment or distribution shall be held in trust for the benefit of the Secured Parties, and shall be immediately paid over to the Collateral Agent, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the Secured Parties.

         The foregoing provisions regarding subordination are for the benefit of the Secured Parties and shall be enforceable by them directly against the Subordinated Lender, and no Secured Party shall be prejudiced in its right to enforce subordination of any of the Subordinated Indebtedness by any act or failure to act by the Issuer or anyone in custody of its assets or property. Notwithstanding anything to the contrary contained in the foregoing provisions, the Subordinated Lender may receive and retain payments in respect of the Subordinated Indebtedness from the Issuer to the extent that such payments are permitted by the Indenture.

                  (b) So long as any Senior Indebtedness remains outstanding, the following provisions shall apply:

                           (i) If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, shall be permitted to take any and all actions to exercise any and all rights, remedies and options which it may have under the other Security Documents.

                           (ii) The Subordinated Lender shall not, without the prior written consent of the Secured Parties, (x) exercise any rights or enforce any remedies or assert any claim with respect to the Collateral, (y) seek to foreclose any Lien or sell the Collateral, or
         (z) take any action, directly or indirectly, or institute any proceedings, directly or indirectly, with respect to any of the foregoing.

                           (iii) The Subordinated Lender hereby waives: (x) notice of the existence, creation or non-payment of all or any of the Senior Indebtedness and (y) to the fullest extent permitted by law, any right it may have to require the Collateral Agent to marshal assets.

                  (c) The Secured Parties may, at any time and from time to time, without any consent of or notice to the Subordinated Lender and without impairing or releasing the obligations of the Subordinated Lender: (I) amend, modify, extend, renew, waive or consent to in any manner, any provision of any agreement under which any of the Senior Indebtedness is outstanding in accordance with the terms thereof; (ii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Senior Indebtedness in accordance with the Security Documents; (iii) release anyone liable in any manner under or in respect of the Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Issuer and others; and (v) apply any sums from time to time received to payment or satisfaction of the Senior Indebtedness.

                  (d) After the payment in full of all amounts due in respect of the Senior Indebtedness, the holder or holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Indebtedness until the principal of, premium, if any, interest on and all other amounts due or to become due with respect to the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holder or holders of the Subordinated Indebtedness would be entitled but for the provisions hereof, and no payment over pursuant to these provisions to the holders of the Senior Indebtedness by any holder of the Subordinated Indebtedness shall, as among the Issuer, its creditors other than holders of the Senior Indebtedness and the holder or holders of the Subordinated Indebtedness, be deemed to be a payment by the Issuer to or on account of the Senior Indebtedness. No payment or distributions to the holders of the Senior Indebtedness which such holder or holders of the Subordinated Indebtedness shall be entitled to receive pursuant to such subrogation shall, as among the Issuer, its creditors other than holders of the Senior Indebtedness and the holder or holders of the Subordinated Indebtedness be deemed to be a payment by the Issuer or on account of the Subordinated Indebtedness.

         Nothing contained in this instrument is intended to or shall impair as among the Issuer, its creditors other than the holders of the Senior Indebtedness, and the holders of the Subordinated Indebtedness, the obligation of the Issuer, which is absolute and unconditional, to pay to the holders of the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the holders of the Subordinated Indebtedness and creditors of the Issuer other than the holders of the Senior Indebtedness.

         Section 3. The Subordinated Lender agrees not to take any action in respect of or to enforce any right of subrogation arising as a result of the Subordinated Lender paying over amounts to the holders of the Senior Indebtedness as provided herein, prior to payment in full in cash of the Senior Indebtedness.

         Section 4. The Subordinated Lender agrees that, if it shall fail to file claims or proofs of claim with respect to the Subordinated Indebtedness at least thirty (30) days prior to the expiration of the period in which such claims or proofs of claim shall be required to be filed, the holders of the Senior Indebtedness are authorized to file such claims or proofs of claim on behalf of the Subordinated Lender as its attorney-in-fact.